EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Quaint Oak Bancorp, Inc. of our report dated March 29, 2019, relating to the consolidated financial statements of Quaint Oak Bancorp, Inc. appearing in the 2018 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of Quaint Oak Bancorp, Inc. for the year ended December 31, 2018.

Cranberry Township, Pennsylvania
June 26, 2019